Exhibit 10.4.9

SECURITY AGREEMENT

This Restated Security Agreement (the “Agreement”) is executed as of July 1, 2013. For value received, and effective as of the Effective Date (as defined herein), but not effective before the Effective Date, each of the undersigned (collectively “Debtor”) pledges, assigns and grants to Comerica Bank, whose address is 1717 Main Street, Dallas, Texas 75201, Attention: TLS Lending (Austin), in its capacity as Administrative Agent (“Agent”), for the benefit of Agent and for the ratable benefit of the Lenders, a continuing security interest and lien (any pledge, assignment, security interest or other lien arising hereunder is sometimes referred to herein as a “security interest”) in the Collateral (as defined below) to secure payment when due, whether by stated maturity, demand, acceleration or otherwise, of all existing and future Indebtedness (as defined in the Credit Agreement) to the Agent or the Lenders of RetailMeNot, Inc. (f/k/a “WhaleShark Media, Inc.”), Spectrawide Acquisition Co., LLC, CSB Acquisition Co., LLC, CLTD Acquisition Co., LLC, Smallponds, LLC, Deals.com, LLC, RNOT, LLC (f/k/a “RetailMeNot, LLC”, which in turn was formerly “RMN Acquisition Co., LLC”), and WSM CV, LLC (collectively, “Borrower”). Reference is made to that certain Amended and Restated Revolving Credit and Term Loan Agreement dated as of the date hereof, among Borrower, Agent, Regions Bank, as Syndication Agent, and the Lenders signatories thereto (as amended or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein will have the meanings given such terms in the Credit Agreement. In the event of any conflict between a provision of this Agreement and a provision of the Credit Agreement, the Credit Agreement will control. As used herein, “Effective Date” means the date of first occurrence of a Springing Lien Event.

This Agreement is executed as a restatement of (but not as a novation or substitution for) that certain Security Agreement dated as of November 24, 2010, among those Debtor entities in existence at such date and Agent.

The parties acknowledge that Indebtedness includes all costs incurred by Agent or any Lender in establishing, determining, continuing, or defending the validity or priority of any security interest, or in pursuing its rights and remedies under this Agreement or under any other agreement between Agent or the Lenders and Borrower and/or Debtor or in connection with any proceeding involving Agent or the Lenders as a result of any financial accommodation to Borrower and/or Debtor; and all other costs of collecting Indebtedness, including without limit attorneys’ fees, in each case as provided in the Credit Agreement. Debtor agrees to pay Agent or the Lenders all such costs incurred by the Agent or any Lender, in accordance with the terms of the Credit Agreement. Any reference in this Agreement to attorneys’ fees shall be deemed a reference to reasonable fees, costs, and expenses of both in house and outside counsel and paralegals, whether inside or outside counsel is used, whether or not a suit or action is instituted, and to court costs if a suit or action is instituted, and whether attorneys’ fees or court costs are incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding or otherwise. Debtor further covenants, agrees, represents and warrants as follows:

SECTION 1. Collateral.

1.1 Collateral shall mean all personal property of Debtor, including without limitation, all of the following property Debtor now or later owns or has an interest in, wherever located:

(a)	all Accounts Receivable (for purposes of this Agreement, “Accounts Receivable” consists of all accounts, general intangibles, chattel paper (including without limit electronic chattel paper and tangible chattel paper), contract rights, deposit accounts, documents, instruments and rights to payment evidenced by chattel paper, documents or instruments, health care insurance receivables, commercial tort claims, letters of credit, letter of credit rights, supporting obligations, and rights to payment for money or funds advanced or sold); without limitation, general intangibles includes Debtor’s domain names set forth on Schedule I attached hereto, and all registrations thereof under such domain name Registration Service Agreements or other agreements as may be in effect from time to time between Debtor and any domain name registration entity,

(b)	all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the foregoing, or any parts thereof or any underlying or component elements of any of the foregoing (including in each case, as to all of the foregoing and, without limitation, as set forth on Schedule II attached hereto), together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Agent to sue in its own name and/or in the name of the Debtor for past, present and future infringements of copyright (collectively, the “Copyrights”),

(c)	all trademarks, service marks, trade names and service names and the goodwill associated therewith (including in each case, as to all of the foregoing and, without limitation, as set forth on Schedule II attached hereto), together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Agent to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark (collectively, the “Trademarks”),

(d)

all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein and, including in each case, as to all of the foregoing and, without limitation, as set forth on Schedule II attached hereto, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Agent for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuation-in-part with respect to any of the foregoing (collectively, the “Patents”),

(e)	all Inventory,

(f)	all Equipment and Fixtures,

(g)	all of Debtor’s rights and interest in Software (for purposes of this Agreement “Software” consists of all (i) computer programs and supporting information provided in connection with a transaction relating to the program, and (ii) computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program whether or not the program is associated with the goods in such a manner that it customarily is considered part of the goods, and whether or not, by becoming the owner of the goods, a person acquires a right to use the program in connection with the goods, and whether or not the program is embedded in goods that consist solely of the medium in which the program is embedded),

(h)	all investment property (including, without limit, securities, securities entitlements, and financial assets), provided, however, in the case of any Foreign Subsidiaries owned by Debtor, Debtor’s pledge of its interest therein shall be limited to 65% of all of its ownership interest in such Foreign Subsidiaries,

(i)	all goods, instruments (including, without limit, promissory notes), documents (including, without limit, negotiable documents), policies and certificates of insurance, deposit accounts, and money, investment property or other property (except real property which is not a fixture) which are now or later in possession or control of Agent, or as to which Agent now or later controls possession by documents or otherwise, and

(j)	all additions, attachments, accessions, parts, replacements, substitutions, renewals, interest, dividends, distributions, rights of any kind (including but not limited to stock splits, stock rights, voting and preferential rights), products, and proceeds of or pertaining to the above including, without limit, cash or other property which were proceeds and are recovered by a bankruptcy trustee or otherwise as a preferential transfer by Debtor.

1.2 Notwithstanding the foregoing, the Collateral does not include any license or contract rights to the extent (i) the granting of a security interest in it would be prohibited by applicable law or (ii) that such rights are nonassignable by their terms, to the extent that such nonassignability is enforceable under applicable law, including under the Uniform Commercial Code.

In the definition of Collateral, a reference to a type of collateral shall not be limited by a separate reference to a more specific or narrower type of that collateral.

SECTION 2. Warranties, Covenants and Agreements. Debtor warrants, covenants and agrees as follows:

2.1 Debtor shall, at the request of Agent, mark its records and the Collateral to clearly indicate the security interest of Agent under this Agreement. Debtor agrees that included as Collateral under this Agreement are:

(a)	all of the ownership interests of RetailMeNot, Inc. in each of the limited liability companies named as a Debtor in this Agreement (collectively, the “LLC Entities,” and the ownership interests therein being the “LLC Interests”),

(b)	64% of the partnership interest owned by RetailMeNot, Inc. in WhaleShark Media International, CV (collectively, the “Foreign Entities”), and

(c)	Prior to the Permitted International Reorganization, 65% of the ownership interests of RetailMeNot, Inc. in each of RetailMeNot France, S.A.S., RetailMeNot Germany, GmbH and RetailMeNot Limited.

2.2 Debtor represents and warrants that the certificates of organization, operating agreements and each other governance document of each of the respective LLC Entities (1) do not preclude any pledge thereof or transfer to Agent, and (2) do provide that any interest in such LLC Entities is a security governed by Article 8 of the Uniform Commercial Code. Each of the LLC Entities (and the Foreign Entities) has issued to RetailMeNot, Inc., certificates for ownership of the LLC Interests and such certificates do not contain any restrictions on transfer. RetailMeNot, Inc. agrees to deliver such certificates to Agent within 30 days from the date hereof, together with stock powers endorsed in blank. RetailMeNot, Inc. agrees to take (and to cause the LLC Entities and the Foreign Entities to take) such other actions and deliver to Agent such other documents as are necessary, in the sole opinion of Agent, to perfect the security interest of Agent in all ownership interests pledged hereunder. Each of the LLC entities as issuer, agrees to register such pledge on its books, and agrees to honor any transfer of any LLC Interest to Agent (without any restriction on transfer or voting) as may occur under the provisions of this Agreement.

2.3 Intentionally Deleted.

2.4 At the time any Collateral becomes, or is represented to be, subject to a security interest in favor of Agent or any Lender, Debtor shall be deemed to have warranted that (a) Debtor has good and valid title (or valid leasehold interest) to such Collateral and has the right and authority to subject it to a security interest granted to Agent or any Lender; (b) none of the Collateral is subject to any security interest other than security interests, if any, permitted under the Credit Agreement as Permitted Liens and security interest in favor of Agent or any Lender; (c) there are no financing statements on file, other than financing statements reflecting Permitted Liens and financing statements in favor of Agent; (d) no Person, other than Agent or such Persons with whom Agent has executed a collateral possession and control agreement acceptable to Agent, has possession or control (as defined in the Uniform Commercial Code) of any material Collateral of such nature that perfection of a security interest may be accomplished by possession or control.

2.5 Debtor will keep the Collateral free at all times from all claims, liens, security interests and encumbrances other than Permitted Liens and those in favor of Agent and the Lenders. Debtor may, without the prior written consent of Agent, sell, transfer or lease, or permit to be sold, transferred or leased, any or all of the Collateral, except as expressly prohibited by the Credit Agreement. Agent or its representatives may at all reasonable times inspect the Collateral and may enter upon all premises where the Collateral is kept or might be located in each case as required under the terms of the Credit Agreement.

2.6 Debtor will do all acts and will execute or cause to be executed all writings requested by Agent to establish, maintain and continue an exclusive, perfected and first security interest of Agent and the Lenders in the Collateral subject to Permitted Liens. Debtor agrees that Agent and the Lenders have no obligation to acquire or perfect any lien on or security interest in any asset(s), whether realty or personalty, to secure payment of the Indebtedness.

2.7 Debtor will pay all taxes, assessments and similar charges which at any time are or may become a lien, charge, or encumbrance upon any Collateral, as required by the terms of the Credit Agreement. If Debtor fails to pay any of these taxes, assessments, or other charges in the time provided above, Agent has the option (but not the obligation) to do so, and Debtor agrees to repay all amounts so expended by Agent, in each case in accordance with the terms of the Credit Agreement.

2.8 As long as no Event of Default exists and subject to the lockbox requirements of the Credit Agreement, the right to receive payments on Collateral in the ordinary course of business may be exercised by Debtor; provided, however, that Debtor will not exercise, or cause to be exercised, any such rights, without the prior written consent of Agent, if the direct or indirect effect thereof will result in an Event of Default. At any time an Event of Default exists and without notice, Agent may (a) cause any or all of the Collateral to be transferred to its name or to the name of its nominees unless such transfer is prohibited by or would cause a default under any agreement or document governing such Collateral to which Debtor is a party and is bound, and which has been disclosed to Agent or would give any Person a right of first refusal (disclosed to Agent) to purchase such Collateral; (b) receive or collect by legal proceedings or otherwise all dividends, interest, principal payments and other sums and all other distributions at any time payable or receivable on account of the Collateral, and hold the same as Collateral, or apply the same to the Indebtedness, the manner and distribution of the application in accordance with the terms of the Credit Agreement; and (c) to take such actions in its own name or in Debtor’s name as Debtor’s agent, in its sole discretion, deems necessary or appropriate to establish exclusive control (as defined in the Uniform Commercial Code) over any Collateral of such nature that perfection of the Agent’s or any Lender’s security interest may be accomplished by control.

2.9 Agent may assign any of the Indebtedness and deliver any or all of the Collateral to its permitted assignee, in each case as permitted by and subject to the terms of the Credit Agreement, who then shall have with respect to Collateral so delivered all the rights and powers of Agent under this Agreement, and after that Agent shall be fully discharged from all liability and responsibility with respect to Collateral so delivered.

2.10 The undersigned agrees that no security or guarantee now or later held by Agent or any Lender for the payment of any Indebtedness, whether from Borrower, any guarantor, or otherwise, and whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, shall affect in any manner the unconditional pledge of the undersigned under this Agreement, and Agent, in its sole discretion, without notice to the undersigned, may release, exchange, modify, enforce and otherwise deal with any security or guaranty without affecting in any manner the unconditional pledge of the undersigned under this Agreement. The undersigned acknowledges and agrees that Agent and the Lenders have no obligation to acquire or perfect any lien on or security interest in any assets, whether realty or personalty, or to obtain any guaranty to secure payment of the Indebtedness, and the undersigned is not relying upon any guaranty which Agent has or may have or assets in which Agent or any Lender has or may have a lien or security interest (other than the Collateral) for payment of the Indebtedness.

2.11 Agent’s rights under this Agreement shall not be affected by any modifications, extensions or renewals of any of the Indebtedness, whether in whole or in part, and as to all of the Indebtedness and modifications, extensions or renewals of it, this Agreement shall continue effective until the same shall have been fully paid. The undersigned shall indemnify Agent and the Lenders against all claims, damages, costs and expenses, including without limit attorneys’ fees, incurred by Agent in connection with any suit, claim or action against Agent arising out of any modification or termination of a Borrower loan or any refusal by Agent to extend additional credit in connection with the termination of this Agreement, INCLUDING ANY CLAIMS, DAMAGES, FINES, EXPENSES, LIABILITIES, OR CAUSES OF ACTION OF WHATEVER KIND RESULTING FROM AGENT’S OR ANY LENDER’S OWN NEGLIGENCE, except as to the extent (but only to the extent) caused by Agent’s or any Lender’s gross negligence or willful misconduct.

2.12 The undersigned agrees to reimburse Agent upon demand for all costs and expenses (including, without limit, attorneys’ fees) incurred in enforcing any of the duties or obligations of the undersigned under this Agreement or in establishing, determining, continuing or defending the validity or priority of Agent’s security interest under this Agreement.

SECTION 3. Collection of Proceeds.

3.1 Reference is made to Section 4.8 of the Credit Agreement for certain provisions relating to mandatory payments required to be made on the Indebtedness upon any sale of any Collateral by Debtor. At the request of Agent so long as an Event of Default exists, all proceeds of any such sale of any Collateral must be deposited into a deposit account at Agent over which Agent has exclusive control, exclusive rights of withdrawal, and a first priority security interest (and any violation of this provision will be an Event of Default hereunder). The application and release of proceeds of sale of Collateral as a result of a sale will be as set forth in Section 4.8 of the Credit Agreement.

Immediately upon the occurrence of an Event of Default and notice to Debtor by Agent and at all times after that, so long as an Event of Default exists, Debtor agrees to fully and promptly cooperate and assist Agent in the collection and enforcement of all Collateral and to hold in trust for Agent and the Lenders all payments received in connection with Collateral and from the sale, lease or other disposition of any Collateral, all rights by way of suretyship or guaranty and all rights in the nature of a lien or security interest which Debtor now or later has regarding Collateral. Immediately upon and after such notice, so long as an Event of Default exists, Debtor agrees to (a) endorse to Agent and immediately deliver to Agent all payments received on Collateral or from the sale, lease or other disposition of any Collateral or arising from any other rights or interests of Debtor in the Collateral, in the form received by Debtor without commingling with any other funds, and (b) immediately deliver to Agent all property in Debtor’s possession or later coming into Debtor’s possession through enforcement of Debtor’s rights or interests in the Collateral. So long as an Event of Default then exists, Debtor irrevocably authorizes Agent or any Agent employee or agent to endorse the name of Debtor upon any checks or other items which are received in payment for any Collateral, and to do any and all things necessary in order to reduce these items to money. Agent and the Lenders shall have no duty as to the collection or protection of Collateral or the proceeds of it, or as to the preservation of any related rights, beyond the use of reasonable care in the custody and preservation of Collateral in the possession of Agent or any Lender. Debtor agrees to take all reasonable steps necessary to preserve rights against prior parties with respect to the Collateral. Nothing in this Section 3.1 shall be deemed a consent by Agent to any sale, lease or other disposition of any Collateral beyond the sales permitted under the Credit Agreement.

SECTION 4. Defaults, Enforcement and Application of Proceeds.

4.1 The occurrence of any Event of Default under the Credit Agreement shall constitute an Event of Default hereunder.

4.2 Upon the occurrence and during the continuance of any Event of Default, Agent may at its discretion and without prior notice to Debtor declare any or all of the Indebtedness to be immediately due and payable, and shall have and may exercise any right or remedy available to it including, without limitation, any one or more of the following rights and remedies:

(a)	To redirect to Agent all payments received or to be received on any Collateral, and to otherwise take and dispose of any Collateral;

(b)	Exercise all the rights and remedies upon default, in foreclosure and otherwise, available to secured parties under the provisions of the Uniform Commercial Code and other applicable law;

(c)	Institute legal proceedings to foreclose upon the lien and security interest granted by this Agreement, to recover judgment for all amounts then due and owing as Indebtedness, and to collect the same out of any Collateral or the proceeds of any sale of it;

(d)	Institute legal proceedings for the sale, under the judgment or decree of any court of competent jurisdiction, of any or all Collateral; and/or

(e)	Personally or by agents, attorneys, or appointment of a receiver, enter upon any premises where Collateral may then be located, and take possession of all or any of it and/or render it unusable; and hold, operate, sell, lease, or dispose of all or any Collateral at one or more public or private sales, leasings or other dispositions, at places and times and on terms and conditions as Agent may deem fit, without any previous demand or advertisement; and except as provided in this Agreement or any other Loan Document, all notice of sale, lease or other disposition, and advertisement, and other notice or demand, any right or equity of redemption, and any obligation of a prospective purchaser or lessee to inquire as to the power and authority of Agent to sell, lease, or otherwise dispose of the Collateral or as to the application by Agent of the proceeds of sale or otherwise, which would otherwise be required by, or available to Debtor under, applicable law are expressly waived by Debtor to the fullest extent permitted.

At any sale pursuant to this Section 4.2, whether under the power of sale, by virtue of judicial proceedings or otherwise, it shall not be necessary for Agent or a public officer under order of a court to have present physical or constructive possession of Collateral to be sold. The recitals contained in any conveyances and receipts made and given by Agent or the public officer to any purchaser at any sale made pursuant to this Agreement shall, to the extent permitted by applicable law, conclusively establish the truth and accuracy of the matters stated (including, without limit, as to the amounts of the principal of and interest on the Indebtedness, the accrual and nonpayment of it and advertisement and conduct of the sale); and all prerequisites to the sale shall be presumed to have been satisfied and performed. Upon any sale of any Collateral, the receipt of the officer making the sale under judicial proceedings or of Agent shall be sufficient discharge to the purchaser for the purchase money, and the purchaser shall not be obligated to see to the application of the money. Any sale of any Collateral under this Agreement shall be a perpetual bar against Debtor with respect to that Collateral. At any sale or other disposition of the Collateral pursuant to this Section 4.2, Agent disclaims all warranties which would otherwise be given under the Uniform Commercial Code, including without limit a disclaimer of any warranty relating to title, possession, quiet enjoyment or the like, and Agent may communicate these disclaimers to a purchaser at such disposition. This disclaimer of warranties will not render the sale commercially unreasonable. Notwithstanding any provision to the contrary, Debtor shall have the right to redeem any of the Collateral up to the time of the sale or other disposition by paying the Agent the amount of Indebtedness then due and payable.

4.3 The proceeds of any sale or other disposition of Collateral authorized by Section 4.2 of this Agreement shall be applied by Agent in accordance with Section 10.2 of the Credit Agreement in such order as the Agent, in its discretion, deems appropriate including, without limitation, the following order: first upon all expenses authorized by the Uniform Commercial Code and all reasonable attorneys’ fees and legal expenses incurred by Agent; the balance of the proceeds of the sale or other disposition may be applied in the payment of the Indebtedness, first to interest, then to principal, then to remaining Indebtedness and the surplus, if any, shall be paid over to Debtor or to such other person(s) as may be entitled to it under applicable law. Debtor shall remain liable for any deficiency, which it shall pay to Agent immediately upon demand. Debtor agrees that Agent shall be under no obligation to accept any noncash proceeds in connection with any sale or disposition of Collateral unless failure to do so would be commercially unreasonable. If Agent agrees in its sole discretion to accept noncash proceeds (unless the failure to do so would be commercially unreasonable), Agent may ascribe any commercially reasonable value to such proceeds. Without limiting the foregoing, Agent may apply any reasonable discount factor in determining the present value of proceeds to be received in the future or may elect to apply proceeds to be received in the future only as and when such proceeds are actually received in cash by Agent.

4.4 Nothing in this Agreement is intended, nor shall it be construed, to preclude Agent from pursuing any other remedy provided by law or in equity for the collection of the Indebtedness or for the recovery of any other sum to which Agent may be entitled for the breach of this Agreement by Debtor. Nothing in this Agreement shall reduce or release in any way any rights or security interests of Agent contained in any existing agreement between Borrower, Debtor, or any Guarantor and Agent.

4.5 No waiver of default or consent to any act by Debtor shall be effective unless in writing and signed by an authorized officer of Agent. No waiver of any default or forbearance on the part of Agent in enforcing any of its rights under this Agreement shall operate as a waiver of any other default or of the same default on a future occasion or of any rights.

4.6 Debtor hereby irrevocably appoints Agent as Debtor’s attorney in fact, such power of attorney being coupled with an interest, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, if an Event of Default exists, to take any action and to execute any instrument which Agent may from time to time in Agent’s discretion deem necessary or appropriate to accomplish the purposes of this Agreement, including without limitation, the following action: (i) to demand, receive, sue for, and give receipts or acquittances for any moneys due or to become due on any Collateral and to endorse any item representing any payment on or proceeds of the Collateral; (ii) transfer any securities or other equity interests, instruments, documents or certificates pledged as Collateral in the name of Agent or its nominee; (iii) use any interest, premium or principal payments, conversion or redemption proceeds or other cash proceeds received in connection with any Collateral to reduce any of the Indebtedness; (iv) exchange any of the securities or other equity interests pledged as Collateral for any other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, and, in connection therewith, to deposit and deliver any and all of such securities or other equity interests with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as Agent may deem appropriate; (v) exercise or comply with any conversion, exchange, redemption, subscription or any other right, privilege or option pertaining to any securities or other equity interests pledged as Collateral; provided, however, except as provided herein, Agent shall not have a duty to exercise or comply with any such right, privilege or option (whether conversion, redemption or otherwise) and shall not be responsible for any delay or failure to do so absent gross negligence or willful misconduct; and (vi) file any claims or take any action or institute any proceedings which Agent may deem necessary or appropriate for the collection and/or preservation of the Collateral or otherwise to enforce the rights of Agent with respect to the Collateral. THE PROXY AND POWER OF ATTORNEY HEREIN GRANTED, AND EACH STOCK POWER AND SIMILAR POWER NOW OR HEREAFTER GRANTED (INCLUDING ANY EVIDENCED BY A SEPARATE WRITING), ARE COUPLED WITH AN INTEREST AND ARE IRREVOCABLE PRIOR TO FINAL INDEFEASIBLE PAYMENT IN FULL OF THE INDEBTEDNESS AND THE TERMINATION OF ALL COMMITMENTS OF AGENT TO EXTEND CREDIT PURSUANT TO THE LOAN DOCUMENTS.

If Debtor fails to perform any agreement or obligation provided herein and an Event of Default exists, Agent may itself perform, or cause performance of, such agreement or obligation, and the expenses of Agent incurred in connection therewith shall be a part of the Indebtedness, secured by the Collateral and payable by Debtor on demand.

Notwithstanding any other provision herein to the contrary, Agent does not have any duty to exercise or continue to exercise any of the foregoing rights and shall not be responsible for any failure to do so or for any delay in doing so, absent gross negligence or willful misconduct.

4.7 Agent is authorized by Debtor on or after the Effective Date to execute and file in the name of and on behalf of Debtor all financing statements or other filings deemed necessary or desirable by Agent to evidence, perfect, or continue the security interests granted in this Agreement; and to update Schedule II with information obtained from Debtor from time to time.

Without limitation, Agent is authorized on or after the Effective Date to file with appropriate governmental recording office an Intellectual Property Security Agreement containing all Schedule II intellectual property in order to perfect its security interest in such property.

4.8 Upon the occurrence and during the continuance of an Event of Default, Debtor also agrees, upon request of Agent, to assemble the Collateral and make it available to Agent at any place designated by Agent which is reasonably convenient to Agent and Debtor.

4.9 The following shall be the basis for any finder of fact’s determination of the value of any Collateral which is the subject matter of a disposition giving rise to a calculation of any surplus or deficiency under Section 9.615(f) of the Uniform Commercial Code (as in effect on or after July 1, 2001): (a) the Collateral which is the subject matter of the disposition shall be valued in an “as is” condition as of the date of the disposition, without any assumption or expectation that such Collateral will be repaired or improved in any manner; (b) the valuation shall be based upon an assumption that the transferee of such Collateral desires a resale of the Collateral for cash promptly (but no later than 30 days) following the disposition; (c) all reasonable closing costs customarily borne by the seller in commercial sales transactions relating to property similar to such Collateral shall be deducted including, without limitation, brokerage commissions, tax prorations, attorneys’ fees, whether inside or outside counsel is used, and marketing costs; (d) the value of the Collateral which is the subject matter of the disposition shall be further discounted to account for any estimated holding costs associated with maintaining such Collateral pending sale (to the extent not accounted for in (c) above), and other maintenance, operational and ownership expenses; and (e) any expert opinion testimony given or considered in connection with a determination of the value of such Collateral must be given by persons having at least 5 years experience in appraising property similar to the Collateral and who have conducted and prepared a complete written appraisal of such Collateral taking into consideration the factors set forth above. The “value” of any such Collateral shall be a factor in determining the amount of proceeds which would have been realized in a disposition to a transferee other than a secured party, a person related to a secured party or a secondary obligor under Section 9.615(f) of the Uniform Commercial Code.

SECTION 5. Miscellaneous.

5.1 Until Agent is advised in writing by Debtor to the contrary, all notices, requests and demands required under this Agreement or by law shall be given to, or made upon, Debtor at the first address set forth in Section 5.14 of this Agreement.

5.2 Debtor will give Agent not less than 30 days prior written notice of all contemplated changes in Debtor’s name, location, chief executive office, and principal place of business, but the giving of this notice shall not cure any Event of Default caused by this change.

5.3 Agent assumes no duty of performance or other responsibility under any contracts contained within the Collateral.

5.4 Agent has the right to sell, assign, transfer, negotiate or grant participations or any interest in, any or all of the Indebtedness and any related obligations, including without limit this Agreement, in accordance with the terms and conditions set forth in the Credit Agreement. In connection with the above, but without limiting its ability to make other disclosures to the full extent allowable, Agent may disclose all documents and information which Agent now or later has relating to Debtor, the Indebtedness or this Agreement, however obtained subject to the limitations set forth in Section 13.11 of the Credit Agreement. Debtor further agrees that Agent may provide information relating to this Agreement or relating to Debtor or the Indebtedness to the Agent’s parent, affiliates, subsidiaries, and service providers, subject to the limitations set forth in Section 13.11 of the Credit Agreement.

5.5 In addition to Agent’s other rights, any indebtedness owing from Agent to Debtor can be set off and applied by Agent on any Indebtedness at any time(s) either before or after maturity or demand subject to the terms of Section 9.6 of the Credit Agreement. Any such action shall not constitute acceptance of collateral in discharge of any portion of the Indebtedness.

5.6 Debtor, to the extent not expressly prohibited by applicable law, waives any right to require the Agent to: (a) proceed against any person or property; (b) give notice of the terms, time and place of any public or private sale of personal property security held from Borrower or Debtor or any other person, or otherwise comply with the provisions of Sections 9.611 or 9.621 of the Uniform Commercial Code; or (c) pursue any other remedy in the Agent’s power. Debtor waives notice of acceptance of this Agreement and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment or notice of acceleration of any Indebtedness, any and all other notices to which the undersigned might otherwise be entitled, and diligence in collecting any Indebtedness, and agree(s) that the Agent may, once or any number of times, modify the terms of any Indebtedness, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any or all Indebtedness, or permit Borrower to incur additional Indebtedness, all without notice to Debtor and without affecting in any manner the unconditional obligation of Debtor under this Agreement. To the extent not expressly prohibited by applicable law, Debtor unconditionally and irrevocably waives each and every defense and setoff of any nature which, under principles of guaranty or otherwise, would operate to impair or diminish in any way the obligation of Debtor under this Agreement, and acknowledges that such waiver is by this reference incorporated into each security agreement, collateral assignment, pledge and/or other document from Debtor now or later securing the Indebtedness, and acknowledges that as of the date of this Agreement no such defense or setoff exists.

5.7 In the event that applicable law shall obligate Agent to give prior notice to Debtor of any action to be taken under this Agreement, Debtor agrees that a written notice given to Debtor at least 10 days before the date of the act shall be reasonable notice of the act and, specifically, reasonable notification of the time and place of any public sale or of the time after which any private sale, lease, or other disposition is to be made. A notice shall be deemed to be given under this Agreement when delivered to in accordance with Section 13.6 of the Credit Agreement.

5.8 Notwithstanding any prior revocation, termination, surrender, or discharge of this Agreement in whole or in part, the effectiveness of this Agreement shall automatically continue or be reinstated in the event that any payment received or credit given by Agent or the Lenders in respect of the Indebtedness is returned, disgorged, or rescinded under any applicable law, including, without limitation, bankruptcy or insolvency laws, in which case this Agreement, shall be enforceable against Debtor as if the returned, disgorged, or rescinded payment or credit had not been received or given by Agent, and whether or not Agent or any Lender relied upon this payment or credit or changed its position as a consequence of it. In the event of continuation or reinstatement of this Agreement, Debtor agrees upon demand by Agent to execute and deliver to Agent those documents which Agent determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of Debtor to do so shall not affect in any way the reinstatement or continuation.

5.9 This Agreement and all the rights and remedies of Agent and the Lenders under this Agreement shall inure to the benefit of Agent’s and the Lenders’ successors and permitted assigns and to any other permitted holder who derives from Agent title to or an interest in the Indebtedness or any portion of it, and shall bind Debtor and the heirs, legal representatives, successors, and assigns of Debtor. Nothing in this Section 5.9 is deemed a consent by Agent to any assignment by Debtor.

5.10 If there is more than one Debtor, all undertakings, warranties and covenants made by Debtor and all rights, powers and authorities given to or conferred upon Agent are made or given jointly and severally.

5.11 Except as otherwise provided in this Agreement, all terms in this Agreement have the meanings assigned to them in Article 9 (or, absent definition in Article 9, in any other Article) of the Uniform Commercial Code as those meanings may be amended, revised or replaced from time to time. “Uniform Commercial Code” means the Texas Business and Commerce Code as amended, revised or replaced from time to time. Notwithstanding the foregoing, the parties intend that the terms used herein which are defined in the Uniform Commercial Code have, at all times, the broadest and most inclusive meanings possible. Accordingly, if the Uniform Commercial Code shall in the future be amended or held by a court to define any term used herein more broadly or inclusively than the Uniform Commercial Code in effect on the date of this Agreement, then such term, as used herein, shall be given such broadened meaning. If the Uniform Commercial Code shall in the future be amended or held by a court to define any term used herein more narrowly, or less inclusively, than the Uniform Commercial Code in effect on the date of this Agreement, such amendment or holding shall be disregarded in defining terms used in this Agreement.

5.12 No single or partial exercise, or delay in the exercise, of any right or power under this Agreement, shall preclude other or further exercise of the rights and powers under this Agreement. The unenforceability of any provision of this Agreement shall not affect the enforceability of the remainder of this Agreement. This Agreement constitutes the entire agreement of Debtor and Agent with respect to the subject matter of this Agreement. No amendment or modification of this Agreement shall be effective unless the same shall be in writing and signed by Debtor and an authorized officer of Agent. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

5.13 To the extent that any of the Indebtedness is payable upon demand, nothing contained in this Agreement shall modify the terms and conditions of that Indebtedness nor shall anything contained in this Agreement prevent Agent from making demand, without notice and with or without reason, for immediate payment of any or all of that Indebtedness at any time(s), whether or not an Event of Default has occurred.

5.14 Debtor represents and warrants that Debtor’s exact name is the name set forth in this Agreement. Debtor further represents and warrants the following and agrees that Debtor is, and at all times shall be, located in the following place: 301 Congress, Suite 700, Austin, Texas 78701.

Debtor, is a registered organization which is organized under the laws of one of the states comprising the United States (e.g. corporation, limited partnership, registered limited liability partnership or limited liability company), and Debtor is located (as determined pursuant to the Uniform Commercial Code) in the state under the laws of which it was organized.

The Collateral is located at 301 Congress, Suite 700, Austin, Texas 78701.

All Collateral (other than motor vehicles and Collateral in-transit) shall be maintained only at the locations identified in this Section 5.14 as may be revised from time to time by the written agreement of Debtor and Agent.

5.15 A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement under the Uniform Commercial Code and may be filed by Agent in any filing office.

5.16 This Agreement shall be terminated only by the filing of a termination statement in accordance with the applicable provisions of the Uniform Commercial Code, but the obligations contained in Sections 2.11 and 2.12 of this Agreement shall survive termination.

5.17 Debtor agrees to reimburse the Agent upon demand for any and all reasonable out of pocket costs and expenses (including, without limit, court costs, legal expenses and reasonable attorneys’ fees, whether inside or outside counsel is used, whether or not suit is instituted and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in enforcing or attempting to enforce this Agreement or in exercising or attempting to exercise any right or remedy under this Agreement or incurred in any other matter or proceeding relating to this Agreement.

5.18 DEBTOR AND AGENT ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS.

5.19 THIS WRITTEN LOAN AGREEMENT (AS DEFINED BY SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES FOLLOW ON SUCCEEDING PAGE]

IN WITNESS WHEROF, each of the undersigned has executed this Security Agreement as of the date first above written.

AGENT:

COMERICA BANK

By:	/s/ Stephen P. Bitter
Stephen P. Bitter
Vice President

Security Agreement – Signature Page

DEBTOR:

RETAILMENOT, INC.

By:	/s/ Louis J. Agnese
Louis J. Agnese
Secretary

SPECTRAWIDE ACQUISITION CO., LLC, CSB ACQUISITION CO., LLC, CLTD ACQUISITION CO., LLC, SMALLPONDS, LLC, DEALS.COM, LLC, RNOT, LLC, and WSM CV, LLC

By: RetailMeNot, Inc., as sole member of each entity listed above

By: /s/ Louis J. Agnese
Louis J. Agnese
Secretary

Security Agreement – Signature Page